UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2007

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive
Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                    Amendment to Stock Incentive Plans

On January 30, 2007, as a result of the adoption by Alliant Techsystems Inc. (“ATK”) of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments (“SFAS 123(R)”), ATK’s Board of Directors (the “Board”) approved amendments to

•                   the Alliant Techsystems Inc. 2005 Stock Incentive Plan (the “2005 Plan”),

•                   the Alliant Techsystems Inc. 2000 Stock Incentive Plan (the “2000 Plan”) and

•                   the Alliant Techsystems Inc. 1990 Equity Incentive Plan (the “1990 Plan”).

SFAS 123(R) may require an earnings charge in the event an anti-dilution adjustment is made under a stock plan in connection with an equity restructuring, such as a stock split, if such adjustment is discretionary.  Accordingly, the 2005 Plan, 2000 Plan and 1990 Plan were amended to require mandatory anti-dilution adjustments in the event of an “equity restructuring” as defined by SFAS 123(R).  The Board’s Personnel and Compensation Committee retains the discretion to make adjustments in the event of possible other transactions or events.

The 2005 Plan provides for the grant of stock-based awards to employees, officers and non-employee directors of ATK as determined by the Board’s Personnel and Compensation Committee.  The 2000 Plan continues in effect only for the exercise, payment or forfeiture of awards granted before January 2004.  The 1990 Plan continues in effect only for the exercise, payment or forfeiture of awards granted before August 2, 2005.

The amendments to the 2005, 2000, and 1990 Plans are attached to this report as Exhibits 10.1, 10.2, and 10.3.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amendment 1 to Alliant Techsystems Inc. 2005 Stock Incentive Plan.
10.2	Amendment 4 to First Amendment and Restatement of Alliant Techsystems Inc. 2000 Stock Incentive Plan.
10.3	Amendment 4 to Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: February 1, 2007	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary